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                                                                   Exhibit 10.12


    PROMISSORY NOTE



$141,042,262.50                                              As of June 30, 1997
                                                            Wilmington, Delaware



FOR VALUE RECEIVED, the undersigned, Comcast Cable Communications, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to the order of Comcast Corporation, a Pennsylvania corporation ("Lender") or Lender's assignee, at Lender's offices located at 1500 Market Street, Philadelphia, PA 19102 or at such other place as may be designated in writing, the principal sum of $141,042,262.50, in lawful money of the United States of America, together with interest thereon computed from the date hereof at the rate set forth below. The information on Lender's or its assignee's books and records shall be conclusive in the absence of manifest error. The unpaid principal balance together with all accrued interest on this Promissory Note shall be paid in full on or before June 30, 2002.

Commencing on the date hereof the unpaid principal amount under this Promissory Note shall accrue interest calculated annually at a rate equal to 8.50%. Interest charged under this Promissory Note shall be paid quarterly. Any accrued but unpaid interest balances shall be added to the unpaid principal balance of this Promissory Note on a quarterly basis and thereafter such accrued but unpaid interest shall be charged interest consistent with unpaid principal.

Notwithstanding any other provision contained herein, the total liability of Borrower for payment of interest pursuant hereto shall not exceed the maximum amount of such interest permitted by law to be charged, collected or received from Borrower, and if any payments by Borrower include interest in excess of such a maximum amount, Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Borrower.

Borrower may prepay all or a portion of the unpaid principal or interest of this Promissory Note at any time or from time to time without penalty or premium.

Borrower may enter into assignment or assumption agreements with respect to all or any portion of this obligation. Lender hereby acknowledges that the execution of any such assignment or assumption agreement may relieve Borrower of any and all obligation to Lender with respect to the portion of this Promissory Note so assigned or assumed. Lender must be a party to any such assignment or assumption agreement. Any such assignment or assumption agreement may only be entered into with a subsidiary entity (of any tier) of Borrower which owns, directly or indirectly, one or more cable television systems.

The occurrence of any of the following shall constitute an "Event of Default:"

    (1) Borrower shall fail to pay any part of the principal or interest due and payable under this Note within ten days after receipt of notice from Lender of such failure to pay;

    (2) Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or a substantial part of its assets, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of its creditors, or (d) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code or under any other applicable law, or file a petition seeking reorganization, insolvency, readjustment of debts, dissolution or liquidation; or

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    (3)  An involuntary case under the United States Bankruptcy Code shall be commenced against Borrower or a petition shall be filed against Borrower seeking similar relief under any other applicable law and such case or petition shall remain undismissed for sixty (60) days after the entry thereof.

Upon the occurrence of an Event of Default, at Lender's election, all sums due hereunder, including all interest accrued thereon, shall become immediately due and payable upon written notice to Borrower in accordance with the notice provisions hereof.

Any notices, payments and/or communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally or if mailed by certified or registered mail, return receipt requested, postage prepaid (and shall be deemed delivered on the date offered for delivery by the postal service whether or not accepted) or by overnight courier service guaranteeing delivery within twenty-four hours (and shall be deemed delivered on the date offered for delivery by such service whether or not accepted) as follows:

    (i)  If to Borrower:
         Comcast Cable Communications, Inc.
         1105 North Market Street
         Suite 1219
         Wilmington, DE 19801

    (ii) If to Lender:
         Comcast Corporation
         1500 Market Street
         Philadelphia, PA 19102-2148

The address for the purpose of mailing any notices, payments and/or communications hereunder may be changed by similar notice given in the manner herein provided.

Borrower waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Promissory Note and all other notices in connection with the delivery, acceptance, performance, default, dishonor or enforcement of the payment of this Promissory Note.

The words "Lender" and "Borrower" whenever occurring herein shall be deemed and construed to include the successors, assigns and participants of Lender, and the successors and assigns of Borrower. This Note shall be construed according to and governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned Borrower has executed and delivered this Promissory Note as of the date first written above.


              Comcast Cable Communications, Inc.


              By:    /s/ C. Stephen Backstrom
                  -------------------------------
                  Name:   C. Stephen Backstrom
                  Title:  Vice President